                            SCHEDULE 14A INFORMATION
                            ------------------------
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement          [_] Confidential, for Use of the

[X]  Definitive Proxy Statement               Commission Only (as permitted

[_]  Definitive Additional Materials          by Rule 14a-6(e)(2))

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            SOUTHWEST BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------


     2.   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------


     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------


     4.   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------


     5.   Total fee paid:

          ---------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials:


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ---------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ---------------------------------------------

     3    Filing Party:

          ---------------------------------------------

     4.   Date Filed:   -------------------------------

                            SOUTHWEST BANCORP, INC.



                                 March 16, 1998



Dear Fellow Stockholder:

     We invite you to attend the 1998 Annual Meeting of the Stockholders of Southwest Bancorp, Inc. (the "Company") to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 23, 1998 at 11:00 a.m., Central Time.

     The Annual Meeting has been called for the election of directors and to consider any other matters as may properly come before the Annual Meeting or any adjournments. Enclosed is a proxy statement, a proxy card and an Annual Report to Stockholders for 1997. Directors and officers of the Company, as well as representatives of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     You are cordially invited to attend the Annual Meeting. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     In addition, the Company plans to hold a reception and dinner for its stockholders the evening of Wednesday, April 22, 1998, at 6:30 p.m. in Stillwater, Oklahoma. If you plan to attend this reception and dinner please fill out the enclosed card and return it to us by April 13, 1998 so we may make the proper arrangements.


                                    Sincerely,

                                    /s/ Robert L. McCormick, Jr.

                                    Robert L. McCormick, Jr.
                                    President

--------------------------------------------------------------------------------
                            SOUTHWEST BANCORP, INC.
                             608 SOUTH MAIN STREET
                          STILLWATER, OKLAHOMA  74074
                                 (405) 372-2230

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1998
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Southwest Bancorp, Inc. (the "Company"), will be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma at 11:00 a.m., Central Time, on Thursday, April 23, 1998.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:
     1.   The election of three directors of the Company; and
     2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Note: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned.
Stockholders of record at the close of business on March 6, 1998, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's main office during the ten days prior to the Annual Meeting.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Deborah T. Bradley

                            DEBORAH T. BRADLEY
                            SECRETARY
Stillwater, Oklahoma
March 16, 1998

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PROXY STATEMENT
                                       OF
                            SOUTHWEST BANCORP, INC.
                             608 SOUTH MAIN STREET
                          STILLWATER, OKLAHOMA  74074

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1998
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                    GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Southwest Bancorp, Inc. (hereinafter called the "Company") to be used at the 1998 Annual Meeting of Stock holders of the Company (hereinafter called the "Annual Meeting"), which will be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 23, 1998, at 11:00 a.m., Central Time. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about March 16, 1998.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where a nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder's proxy.


--------------------------------------------------------------------------------
                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     The only class of securities entitled to vote at the Annual Meeting consists of the Company's common stock, $1.00 par value per share (the "Common Stock"). Stockholder's of the Company's 9.20% Redeemable, Cumulative Preferred Stock, Series A (the "Preferred Stock") are not entitled to vote at the Annual Meeting. Common stockholders of record as of the close of business on March 6, 1998 (the "Record Date") are entitled to one vote for each share of Common Stock then held, except in the election of directors, where holders of Common Stock are permitted to cumulate their votes. As of the Record Date, there were 3,791,147 shares of Common Stock issued and outstanding.

     Persons and groups beneficially owning in excess of 5% of the Common Stock or in excess of 5% of the Preferred Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the most recent practicable date, certain information as to the Common Stock and Preferred Stock beneficially owned by all persons who have filed the reports required of persons beneficially owning more than 5% of the Common Stock or Preferred Stock or who were known to the Company to beneficially own more than 5% of the Common Stock or Preferred Stock outstanding.


                                 AMOUNT AND NATURE   PERCENT OF
                                   OF BENEFICIAL       SHARES
NAME                               OWNERSHIP (1)    OUTSTANDING
----                             -----------------  ------------

   Common Stock

George M. Berry                    234,380 /(2)/           6.18%
Joyce P. Berry                     233,514 /(3)/           6.16
Estate of Paul C. Wise             696,311 /(4)/          18.37

American Fidelity Corporation      347,918 /(5)/           9.18

Stillwater National Bank
  and Trust Company                246,600 /(6)/           6.50

   Preferred Stock

George M. Berry                      1,000                    *
Joyce P. Berry                         400                    *


* Less than 1% of shares outstanding.
----------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock or Preferred Stock if he or she has or shares voting or investment power with respect to such Common Stock or Preferred Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the Common Stock or Preferred Stock.
(2) Includes 200,000 shares held by George M. Berry Revocable Inter Vivos Trust and 25,000 shares held by Monica B. Berry Trust. The address of Mr. Berry is 402 South Willis, Stillwater, Oklahoma 74074. Does not include shares held by his children as to which he disclaims beneficial ownership.
(3) The address of Joyce P. Berry is 312 South Willis, Stillwater, Oklahoma 74074. Does not include shares held by her children as to which she disclaims beneficial ownership. Includes 7,547 shares held by the Berry Charitable Trust.
(4) Mr. Wise passed away in February 1998. Excludes 114,686 shares owned by his son, James B. Wise, M.D., a director of the Company and co-executor of the estate. The address of the estate of Paul C. Wise is c/o John T. Eberle, Esquire, 120 North Robinson Avenue, Suite 1615, Oklahoma City, Oklahoma 73102.
(5) American Fidelity Corporation ("AFC") is controlled by Cameron Enterprises, A Limited Partnership ("CELP").The general partners of CELP are Lynda L. Cameron, William M. Cameron, Theodore M. Elam, and, as trustees, certain officers of the Bank of Oklahoma, N.A. The address of AFC and CELP is 2000 Classen Center, Oklahoma City, Oklahoma 73106.
(6) Includes shares held in various trusts for which Stillwater National Bank and Trust Company acts as trustee and over which it has sole or shared dispositive power. Includes 200,000 shares held by the George M. Berry Revocable Inter Vivos Trust. The address of Stillwater National Bank and Trust Company is 608 South Main Street, Stillwater, Oklahoma 74074.

--------------------------------------------------------------------------------
                      PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board of Directors is currently composed of thirteen members. Under the Company's Certificate of Incorporation, directors of the Company are divided into three classes and elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, three directors will be elected for terms expiring at the 2001 Annual Meeting. The Board of Directors has nominated for election Thomas D. Berry, David P. Lambert, and Linford R. Pitts, all of whom are currently directors, each to serve for a term of three years and until his successor is elected and qualified. Under Oklahoma law, directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

     Each stockholder voting in the election of directors is entitled to cumulate his or her votes by multiplying the number of shares of Common Stock owned of record by the stockholder on the Record Date by the number of directors to be elected. Each stockholder is then entitled to cast his or her total cumulated votes for one nominee or distribute his or her votes among any number of the nominees being voted on at the Annual Meeting. Stockholders, however, may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, stockholders must attend the meeting and vote in person or make arrangements with their own proxies. UNLESS OTHERWISE SPECIFIED IN THE PROXY, HOWEVER, THE RIGHT IS RESERVED, IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS, TO VOTE CUMULATIVELY, AND TO DISTRIBUTE VOTES AMONG SOME OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN A MANNER OTHER THAN EQUALLY SO AS TO ELECT AS DIRECTORS THE MAXIMUM POSSIBLE NUMBER OF SUCH NOMINEES.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all properly executed proxies that have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     Mr. Haskell Cudd has notified us that he is retiring from the Board of Directors, effective at the conclusion of the 1998 Annual Meeting, and will not stand for re-election to the Board of Directors. Mr. Cudd's fifty years of service to the Company are greatly appreciated.

     Mr. Paul C. Wise, Executive Vice President and Director for the Bank and the Company, passed away in February 1998. Mr. Wise joined the Bank in 1927 and became a Director in 1936. He had been elected last year to a term expiring at the year 2000 Annual Meeting. He will be greatly missed. His son, James B. Wise, MD, and granddaughter, Lee A. Wise, are continuing directors of the Company.

     The following table sets forth, for each nominee and each continuing director, his or her name, age as of the Record Date, the year he or she first became a director of the Company, and the year of expiration of his or her current term as director. Each director of the Company is also a member of the Board of Directors of the Company's wholly owned subsidiary, Stillwater National Bank and Trust Company (the "Bank").

                                              YEAR FIRST
                                    AGE AS    ELECTED AS     TERM
                                    OF THE    DIRECTOR OF  CURRENTLY
NAME                             RECORD DATE  THE COMPANY   EXPIRES
----                             -----------  -----------  ---------

           BOARD NOMINEES FOR TERMS TO EXPIRE AT 2001 ANNUAL MEETING
Thomas D. Berry                       54          1981        1998
David P. Lambert                      58          1981        1998
Linford R. Pitts                      60          1981        1998

                         DIRECTORS CONTINUING IN OFFICE

J. Berry Harrison                     59          1991        1999
Erd M. Johnson                        68          1988        1999
Robert L. McCormick, Jr.              63          1981        1999
Lee A. Wise                           39          1996        1999
James B. Wise, MD                     61          1981        1999
George M. Berry                       82          1981        2000
Joyce P. Berry                        75          1981        2000
Joe Berry Cannon                      61          1981        2000
Alfred L. Litchenburg /(1)/           48          1998        2000
Robert B. Rodgers                     44          1996        2000

     Presented below is certain information concerning the directors of the Company. Unless otherwise stated, all directors have held the positions indicated for at least the past five years. Except as set forth below, there are no family relationships closer than first cousin among directors and executive officers.

     Robert L. McCormick, Jr. has been a director and Chief Executive Officer of the Company since its inception in 1981. He has been President, Chief Executive Officer and a director of the Bank since 1970. He is presently a Regent, Oklahoma State Regents for Higher Education. He has served as President of the Independent Bankers Association of America; President, Independent Bankers Association of Oklahoma; President of the Board of Directors of the Stillwater Chamber of Commerce; Chairman and President of the Board of Directors for the Oklahoma Academy for State Goals; Chairman of the State Chamber, Oklahoma's Association of Business and Industry; Chairman of the Board of Trustees of the Oklahoma State University Foundation; 1991 Drive Chairman for the Stillwater United Way; and was named 1990 Citizen of the Year by the Stillwater Chamber of Commerce.

     George M. Berry has been a director of the Company since its inception in 1981, and is also serving as Chairman of the Board of the Bank. Mr. Berry has been a director of the Bank since 1954. His principal occupation is personal investments. He is on the Board of Trustees of Sheerar Museum, a director of the Friends of Music at Oklahoma State University, a lifetime member of the Advisory Board of the Salvation Army, and is on the American Legion Honors Detail. Robert B. Rodgers and J. Berry Harrison are his nephews and Joyce P. Berry is his sister-in-law.

-----------
(5) Mr. Litchenburg has not yet taken office. See additional information below.

     Joyce P. Berry has served as a director of the Company since its inception in 1981 and is a member of its Audit Committee. She has been a director of the Bank since 1978. Her principal occupation is personal investments. Robert B. Rodgers and J. Berry Harrison are her nephews and George M. Berry is her brother-in-law.

     Thomas D. Berry has been a director of the Company since its inception in 1981 and is a member of the Compensation Committee. He has been a director of the Bank since 1978. He is involved in oil and gas exploration in North Central Oklahoma, and is an Auctioneer and Real Estate Broker in Stillwater, Oklahoma.

     Joe Berry Cannon has been a director of the Company since its inception in 1981 and a director of the Bank since 1961. He is a Professor of Management at Oral Roberts University School of Business in Tulsa, Oklahoma. Mr. Cannon served as Chairman, President, Chief Executive Officer and Senior Trust Officer of First National Bank and Trust Co. in Blackwell, Oklahoma from 1968-1991. He has been a member of the Kiwanis Club, a member of the Methodist Church Board of Directors, and a member of the American and Oklahoma Bar Associations.

     J. Berry Harrison has been a director of the Company since 1991, and is a member of the Audit Committee. He is currently an Oklahoma State Senator, and has been a rancher and farmer in Fairfax, Oklahoma since 1962. Mr. Harrison serves as Conservation District Director of Osage County, President of the Oklahoma Association of Conservation Districts, and is a member of many other civic groups in his Senate District. George M. Berry is his uncle, Joyce P. Berry is his aunt, and Robert B. Rodgers is his cousin.

     Erd M. Johnson has been a director of the Company since 1988, and is a member of the Compensation Committee. He is presently Operating Partner of Johnson Oil Partnership, Midland, Texas. Mr. Johnson is a retired Petroleum Engineer and was Operating Partner of Johnson Ranch, Fairfax, Oklahoma prior to its liquidation in 1997. Mr. Johnson served from 1984-87 as a director of Beefmaster Breeders Universal, and from 1987-89 as its Treasurer. Mr. Johnson is a former Trustee and Treasurer of Trinity School of Midland, Texas and a former director and president of The Racquet Club, Midland, Texas.

     David P. Lambert has been a director of the Company since its inception in 1981 and is a member of the Audit Committee. He has been a director of the Bank since 1979. He has also served as President and Chief Executive Officer of Lambert Construction Company, Stillwater, Oklahoma since 1974, and is a Trustee of Stillwater Industrial Foundation, a Trustee of the Oklahoma Construction Advancement Foundation, and a Director of the Stillwater Chamber of Commerce.

     Alfred L. Litchenburg was elected a director by the Board of Directors in February 1998, but has not yet taken office. He is Senior Vice President and Director of Strategic Development for American Fidelity Assurance Company, Oklahoma City, Oklahoma, and has served in various capacities with that company since 1975. He also serves as Vice President of the Board for the Variety Health Center and Group Chair for the Oklahoma City United Way, and is a member of the Finance Committee of New Covenant United Methodist Church and Leadership Oklahoma City. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

     Linford R. Pitts has been a director of the Company since its inception in 1981, and is the chairman of the Audit Committee and a member of the Compensation Committee. He has been a director of the Bank since 1977. He is currently President of Stillwater Transfer & Storage Company in Stillwater, Oklahoma, and invests in real estate and in oil and gas properties. Mr. Pitts is a member of the Past Presidents Council of the Stillwater Chamber of Commerce.

     Robert B. Rodgers has been a director of the Company and the Bank since February 1996. His father, James W. Rodgers, Jr., resigned as a director of the Company and the Bank in January 1996 due to ill health. Robert B. Rodgers is president of Perry and Rodgers Motor Company in Pauls Valley, Oklahoma, and is owner of Rapid Roberts Enterprises. He is director and former President and Chairman of the Board of Directors of CDI II insurance, a credit life insurance company headquartered in Oklahoma City, Oklahoma. Mr. Rodgers also serves on the Board of Directors and is Regional Vice President of the Oklahoma Auto Dealers Association. In 1992, he received the Oklahoma Auto Dealers Presidents Award for outstanding dealership operations in Oklahoma. George M. Berry is his uncle, Joyce P. Berry is his aunt, and J. Berry Harrison is his cousin.

     James B. Wise, M.D. has been a director of the Company since its inception in 1981, and is chairman of the Compensation Committee and a member of the Audit Committee. He has been a director of the Bank since 1981. Dr. Wise is an Ophthalmologist and Eye Surgeon in Oklahoma City, Oklahoma and is serving as a director of Stillwater Milling Company. He has written many research papers on the subject of glaucoma surgery, glaucoma laser surgery and improving eye care worldwide. He holds a patent on the widely used Wise laser iridotomy lens. He is the owner of Long View Ranch, a diversified farming, cattle ranching, and catfish production farm. He has served on the Centennial Advisory Committee of Oklahoma State University, and has established the James & Verena Wise Endowment Fund for Student Assistants of Oklahoma State University Library. Lee A. Wise is his daughter.

     Lee A. Wise has been a director of the Company since March 1996. Ms. Wise is a doctoral candidate in computer science at the University of Oklahoma. She is a graduate of Wesleyan University of Middletown, Connecticut (undergraduate) and University of Oklahoma College of Law (law), and is a member of the Oklahoma bar. Prior to engaging in her current studies, Ms. Wise was engaged in the private practice of law in Oklahoma City, Oklahoma for ten years. Her civic activities include charitable legal services and public legal education. James
B. Wise, M.D. is her father.

--------------------------------------------------------------------------------
               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


     The Company's Board of Directors conducts its business through meetings of the Board and of its committees. The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 1997, the Board met twelve times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held during the year ended December 31, 1997 and the total number of meetings held by committees on which he or she served during such year.

     The Company's Board of Directors has a standing Audit Committee composed of Joyce P. Berry, J. Berry Harrison, David P. Lambert, Linford R. Pitts, Chairman, and James B. Wise. The Board of Directors does not have a standing nomination committee. The full Board of Directors performs this function. The Board of Directors will consider nominees recommended by stockholders, but has not established any procedures for submission of such recommendations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of directors James B. Wise, Chairman, Thomas D. Berry, Erd M. Johnson, and Linford R. Pitts. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and to recommend changes and to monitor and evaluate employee morale. The Compensation Committee met one time in 1997.

DIRECTOR COMPENSATION

     Directors of the Company receive fees of $850 for each regular meeting of the Board attended. The Board of Directors meets monthly.

--------------------------------------------------------------------------------
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     As members of the Compensation Committees of the Company and the Bank, it is our duty to review compensation policies applicable to senior officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for senior officers for consideration by the Boards of Directors of the Company and the Bank; and to administer various incentive plans of the Company and the Bank.

     Overview. Under the compensation policies of the Company, which are endorsed by the Compensation Committee, compensation is paid based both on the senior officer's performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the

Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their profit plans, changes in the value of the Company's stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of the Company and the accomplishment of the Company's strategic goals, such as the completion of the Company's public offerings of Common Stock in 1993, Preferred Stock in 1995, and Trust Preferred Securities in 1997. In assessing performance for 1997 and previous years, the members of the Committee did not make use of a mechanical weighing formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

     Base Salary. The 1997 salary levels of the Company's senior officers were established in 1996 consistent with this compensation policy. In its 1996 review of base compensation, the Committee determined that the performance of Mr. McCormick in managing the Company and the Bank was excellent, based upon the 1996 financial performance of the Company, including the growth in assets, income, and capitalization during 1996; the financial performance trends for 1996 and the preceding four years, which included growth in assets, net income, and stockholders' equity in each year; the results of confidential regulatory examinations; his continued involvement in community affairs in the communities served by the Company; the Company's planned levels of financial performance for 1997; and a general level of satisfaction with the management of the Company and the Bank for 1996. Based upon the results of this review, the salary of Mr. McCormick was established at $254,750 per year for 1997, which represented an increase of 18.6% over his 1996 base salary.

     Bonuses. Bonuses of $5,654 and $5,000 were granted to Mr. Green and Mr. White in 1997 based upon each officer's performance consistent with the compensation policy described above. No other bonuses were awarded to Named Executive Officers in 1997.

     Stock Options. The purposes of the Company's 1994 Stock Option Plan (the "Option Plan") are to attract, retain and motivate key officers of the Company and the Bank by providing key officers with a stake in the success of the Company, as measured by the value of its shares, and to increase the commonality of interests among key employees and other shareholders. Members of the Compensation Committee serve as the Stock Option Committee, which has general responsibility for granting stock options to key employees and administering the Option Plan. During 1997, incentive stock options for 35,000 shares were granted at exercise prices of $21.81 to $26.75 per share (the fair market value of the shares on the dates of grant). Included in this total for 1997 were options for 10,000 shares each of the Company's Common Stock granted to Mr. Crowell and Mr. Green, which became exercisable as noted in the table that accompanies this report. No stock options were granted to Named Executive Officers other than Mr. Crowell and Mr. Green in 1997.

     No member of the Compensation Committee is a former or current officer or employee of the Company or the Bank.

March 6, 1998                       James B. Wise, MD, Chairman
                                    Thomas D. Berry
                                    Erd M. Johnson
                                    Linford R. Pitts

                         STOCK PERFORMANCE COMPARISONS

     The Company completed its initial public offering of securities on December 23, 1993. The following table compares the cumulative total return on a hypothetical investment of $100 in the Common Stock at the closing price on December 23, 1993 through December 31, 1997, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period.


                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                 COMPARED WITH PERFORMANCE OF SELECTED INDEXES

                  December 23, 1993 through December 31, 1997




                                    12/23/93   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
                                    ---------------------------------------------------------------
The Company                         $    100   $    104   $    110   $    159   $    178   $    251
                                    ---------------------------------------------------------------
NASDAQ Stock Market
 Index (U.S.)                            100        102        100        141        174        213
                                   ----------------------------------------------------------------
NASDAQ Bank Index                        100        104        104        154        204        344
                                   ----------------------------------------------------------------

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS


     The following table summarizes compensation earned by or awarded to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers whose aggregate annual salary and bonuses exceeded $100,000 during 1997 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                           ----------------------------
                                 ANNUAL COMPENSATION   AWARDS   PAYOUTS
                                 -------------------  --------  -------
                                                               OTHER          SECURITIES                   ALL OTHER
NAME AND                                                       ANNUAL         UNDERLYING         LTIP        COMPEN-
      PRINCIPAL POSITION         YEAR   SALARY    BONUS   COMPENSATION(1)   OPTIONS/SARS(2)   PAYOUTS(3)     SATION
-------------------------------  ----  --------  -------  ---------------  -----------------  ----------  -------------

Robert L. McCormick, Jr.         1997  $254,750       --            --            --              43,970     24,872 /(5)/
  President of the Company;      1996   214,750       --            --            --              15,738     27,559
  Vice Chairman and Chief        1995   189,750   50,000 /(4)/      --            --              20,467     30,022
  Executive Officer of
  the Bank

Thomas E. Bennett, Jr.           1997   134,450       --            --            --              17,588     12,319 /(6)/
  President, Tulsa Division      1996   130,450       --            --            --              47,214     15,768
  of the Bank                    1995   118,450   20,000            --            --              13,644     19,206

Rick J. Green                    1997   130,460    5,654            --        10,000              17,588     12,681 /(7)/
  Executive Vice President       1996   119,411    4,084            --            --              15,738     15,762
  Chief Operating Officer of     1995   109,411   34,421            --            --              13,644     19,181
  the Bank

Stanley R. White
  Chief Lending Officer          1997   117,750    5,000            --            --              17,588     11,823 /(8)/
  of the Bank                    1996   113,250       --            --            --              15,738     14,284
                                 1995   108,750   10,000            --            --              13,644     17,132

Kerby E. Crowell
  Executive Vice President       1997   105,400       --            --        10,000              17,588     10,056 /(9)/
  and Chief Financial Officer    1996   102,400       --            --            --              15,738     12,712
                                 1995   100,869       --            --            --              13,644     14,971

----------------------

(1) Consists of certain perquisites and other personal benefits, the value of which in the aggregate did not exceed the lesser of $50,000 or 10% of salary and bonus for any Named Executive Officer.
(2) In each case, represents stock options granted under the Company's Stock Option Plan.
(3)  In each case, consists of payouts under the Company's Performance Unit
     Plan.
(4)  Bonus was deferred at election of Mr. McCormick.
(5) Consisted of $10,200 in directors' fees, $2,656 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. McCormick and $12,016 contributed to Mr. McCormick's account in the Profit Sharing Plan.
(6) Consisted of $665 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. Bennett and $11,654 contributed to Mr. Bennett's account in the Profit Sharing Plan.
(7) Consisted of $665 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. Green and $12,016 contributed to Mr. Green's account in the Profit Sharing Plan.

                    (Footnotes continued on following page)

(8) Consisted of $1,100 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. White and $10,723 contributed to Mr. White's account in the Profit Sharing Plan.
(9) Consisted of $592 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. Crowell and $9,464 contributed to Mr. Crowell's account in the Profit Sharing Plan.

                             OPTION GRANTS IN 1997

     The following table contains information concerning the grant of stock options under the Option Plan to the Chief Executive Officer and each of the other Named Executive Officers. No stock appreciation rights have been granted under the Option Plan.

                             Individual Grants
                      ------------------------------
                                     % of Total
                      Options          Options            Exercise
                      Granted        Granted to              or
                      (Number         Employees          Base Price    Expiration       Grant Date
Name                 of Shares)(1)     in Year          ($ per Share)     Date       Present Value/(3)/
-----------------    ----------    -----------------      ----------   ------------  ------------------
Rick J. Green        10,000/(2)/        28.6%              $24.75      11/20/2007       $90,119
Kerby E. Crowell     10,000/(2)/        28.6%               26.75      12/18/2007        96,787


--------------------
(1) In each case, the exercise price was equal to the fair market value of the Common Stock on the date of grant.
(2) Options granted during 1997 are exercisable 1/10 upon the date of grant, and an additional 1/10 upon each anniversary of the date of grant until fully exercisable on the ninth anniversary.
(3) Represents the present value of the grant at the date of grant, as determined using the Black-Scholes option pricing model. In calculating the present value of the option grant, the following assumptions were utilized: (i) the current market price of the underlying stock at the date of grant was $24.75 and $26.75 for Mr. Green and Mr. Crowell, respectively;
     (ii) the annualized dividend rates at the date of grant were $1.2929% and 1.2673%, per share, respectively; (iii) the continuously compounded ten-year risk-free rates of return expressed on an annual basis were 5.88% and 5.81%, respectively; (iv) the risk of the underlying Common Stock, measured by the standard deviations of the continuously compounded annual rate of returns of the Common Stock, were 18.0668% and 17.8326%; and (v) the options are exercised at their expiration date. The foregoing assumptions are used for illustrative purposes only. No assurance can be given that actual experience will correspond to the assumptions utilized.

     The following table sets forth information concerning the number and potential realizable value at the end of the year of options held by each the Named Executive Officers.

                             YEAR-END OPTION VALUES

                                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                               SHARES ACQUIRED          VALUE                 OPTIONS AT YEAR-END             AT YEAR-END /(1)/
           NAME                  ON EXERCISE           REALIZED          EXERCISABLE       UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE

---------------------------  --------------------  ----------------  --------------------  -------------  -----------  -------------


Robert L. McCormick, Jr.             $  --             $  --                28,000             14,000        $441,000       $220,500

Thomas E. Bennett, Jr.                  --                --                18,000             12,000         283,500        189,000

Rick J. Green                           --                --                19,000             21,000         287,250        252,750

Stanley R. White                        --                --                18,000             12,000         283,500        189,000

Kerby E. Crowell                        --                --                13,000             17,000         190,750        141,750

------------------

(1) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of the underlying Common Stock at December 31, 1997, based on the closing sale price of the Common Stock on December 31, 1997 as reported on the Nasdaq National Market of $28.50 per share, and the exercise price of the options $12.75 to $26.75 per share.

     No options or stock appreciation rights ("SARs") were exercised by the Named Executive Officers during 1997. No SARs were held by any Named Executive Officer at year-end. No options or SARs held by any Named Executive Officer repriced during the Company's last ten full years.

SEVERANCE ARRANGEMENTS

     The Bank has adopted a Severance Compensation Plan pursuant to which Messrs. McCormick, Bennett, Green, White and Crowell are entitled to lump-sum severance compensation upon a qualifying termination of service equal to a percentage of their respective total annual base compensation in effect at the date of termination. For purposes of the Severance Compensation Plan, a qualifying termination of service is defined as either an involuntary termination of service or a voluntary termination of service for good reason, in either case within two years following a change-in-control occurring after the effective date of the Severance Compensation Plan. Good reason would include:
(i) a reduction in their base salary; (ii) their assignment without their consent to a location other than in Oklahoma; (iii) the failure to maintain them in a position of comparable authority or responsibility; or (iv) a material reduction in their level of incentive compensation or benefits. A change-in-control is deemed to occur whenever: (i) any entity or person becomes the beneficial owner of or obtains voting control over 50% or more of the outstanding shares of common stock of either the Company or the Bank; (ii) the shareholders of either the Company or the Bank approve (a) a merger or consolidation in which the Company or the Bank is not the survivor or pursuant to which the outstanding shares of either would be converted into cash, securities or other property of another corporation other than a transaction in which shareholders maintain the same proportionate ownership interests, or (b) a sale or other disposition of all or substantially all of the assets of either the Company or the Bank; or (iii) there shall have been a change in a majority of the Boards of Directors of either the Company or the Bank within a twelve-month period unless each new director was approved by the vote of two-thirds of the directors still in office who were in office at the beginning of the twelve-month period. Messrs. McCormick, Bennett, Green, White, and Crowell would have received lump-sum severance payments of $254,750, $134,450, $142,000, $117,750 and $105,400 respectively, upon a qualifying termination of service if such termination had occurred on December 31, 1997.


--------------------------------------------------------------------------------
                              CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

     The Bank has and expects to have in the future, banking transactions with certain officers and directors of the Company and the Bank and greater than 5% shareholders of the Company and the immediate families and associates of such persons. Such transactions are in the ordinary course of business, and loans have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the Company's management, such loans did not involve more than normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
                        SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------------------------------------------------------

     The following table sets forth, as of March 6, 1998, the beneficial ownership of the Company's Common Stock and Preferred Stock by each of the Company's directors in office, each of the Named Executive Officers and by all directors and executive officers as a group.


                                           COMMON STOCK                    PREFERRED STOCK
                               ------------------------------------  ------------------------------
                                 AMOUNT AND                           AMOUNT AND
                                 NATURE OF            PERCENT OF       NATURE OF      PERCENT OF
                                BENEFICIAL              SHARES         BENEFICIAL       SHARES
NAME                           OWNERSHIP (1)        OUTSTANDING (2)  OWNERSHIP (1)  OUTSTANDING (2)
----                           -------------        ---------------  ------------------------------
George M. Berry                  234,380  /(3)/           6.18%            1,000            *
Joyce P. Berry                   233,514  /(4)/           6.16               400            *
Thomas D. Berry                   15,690                     *
Joe Berry Cannon                  34,629  /(5)/              *
W. Haskell Cudd                   28,000  /(6)/              *
J. Berry Harrison                 35,392                     *
Erd M. Johnson                    61,588  /(7)/           1.62
David P. Lambert                  14,226  /(8)/              *
Robert L. McCormick, Jr.          81,000  /(9)/           2.14
Linford R. Pitts                   7,226                     *
Robert B. Rodgers                 15,500 /(10)/              *
Lee A. Wise                          527 /(11)/              *
James B. Wise, MD                810,997 /(12)/          21.39             2,000            *
Thomas E. Bennett, Jr.            21,789 /(13)/              *
Kerby E. Crowell                  17,625 /(14)/              *
Rick J. Green                     21,407 /(15)/              *
Stanley R. White                  23,153 /(16)/              *
All Directors and Executive
  Officers as a Group
  21 persons)                  1,681,332 /(17)/          44.35%            3,400   *
------------------

*    Less than one percent of shares outstanding.
(1) For the definition of beneficial ownership, see footnote 1 to the table in "Voting Securities and Principal Holders Thereof." Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares of the Common Stock or Preferred Stock which the individual or the group has the right to acquire within 60 days of the Record Date.
(3) Includes 200,000 shares held by George M. Berry Revocable Inter Vivos Trust and 25,000 shares held by Monica B. Berry Trust. Does not include shares held by his children as to which he disclaims beneficial ownership.
(4) Includes 7,547 shares held by Berry Charitable Trust. Does not include shares held by her children as to which she disclaims beneficial ownership.
(5) Include 1,005 shares held by the Jennie Goodson Cannon Trust, of which Mr. Berry as co-trustee, shares voting and investment power. Excludes 18,270 shares beneficially owned by his wife, Beverly Cannon, as trustee and 800 shares held by his wife.
(6)  Includes 25,200 shares held by the W. Haskell Cudd Living Trust.
(7) Excludes 10 shares held by his wife, Ann W. Johnson. Includes 2,694 shares held by Johnson Oil Partnership of which Mr. Johnson is a general partner.
(8)  Includes 7,000 shares which are held by his wife.
(9) Includes 44,000 shares held by Robert L. McCormick, Jr. Trust and 9,000 shares held by Peggy Anne McCormick Trust. Includes 28,000 shares which Mr. McCormick has the right to acquire within 60 days of the Record Date upon the exercise of options issued under the 1994 Stock Option Plan.
(10) Excludes any shares owned by his father, James W. Rodgers, Jr. and his mother, Sarah Jane Berry Rodgers.
(11) Excludes any shares owned by her father, James B. Wise, M.D., or the estate of her grandfather, Paul C. Wise.

                    (Footnotes continued on following page)

(12) Includes 696,311 shares held by the estate of his father, Paul C. Wise, of which Dr. Wise is co-executor.
(13) Includes 3,089 shares held by Mr. Bennett or his spouse as trustee or custodian. Includes 18,000 shares which Mr. Bennett has the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan.
(14) Includes 13,000 shares which Mr. Crowell has the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan.
(15) Includes 280 shares held jointly with his spouse and 2,127 shares held by his spouse. Includes 19,000 shares which Mr. Green has the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan.
(16) Includes 18,000 shares which Mr. White has the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan. Includes 170 shares held by his spouse.
(17) Includes shares held by certain directors and executive officers as custodians under Uniform Transfers to Minors Acts, by their spouses and children and for the benefit of certain directors and executive officers under individual retirement accounts ("IRAs") and living trusts. Includes 119,000 shares which executive officers have the right to acquire within 60 days of the Record Date pursuant to the exercise of options issued under the 1994 Stock Option Plan.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Based solely on the Company's review of the copies of initial statements of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 that it has received in the past year, annual statements of changes in beneficial ownership on Form 5 with respect to the last fiscal year, and written representations that no such annual statement of change in beneficial ownership was required, the Company believes that all persons subject to such reporting requirements have complied with the reporting requirements with respect to fiscal year 1997.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     Deloitte & Touche LLP, which was the Company's independent certified public accounting firm for 1997, has been retained by the Board of Directors to be the Company's auditors for 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires.


--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------


     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------


     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

     The Company's 1997 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------

                                 STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------


     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 608 South Main Street, Stillwater, Oklahoma 74074 no later than November 24, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Deborah T. Bradley

                            DEBORAH T. BRADLEY
                            SECRETARY
Stillwater, Oklahoma
March 16, 1998


--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO:
KERBY E. CROWELL, SOUTHWEST BANCORP, INC., P.O. BOX 1988, STILLWATER, OKLAHOMA 74076.
--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                            SOUTHWEST BANCORP, INC.
                     --------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  APRIL 23, 1998
                     --------------------------------------

  The undersigned hereby appoints Joyce P. Berry, Joe Berry Cannon and Robert L. Hert, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 23, 1998 at 11:00 a.m., Central Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.
                                                        VOTE
                                                 FOR   WITHHELD
                                                 ---   --------

        1.  The election as directors of all
            nominees listed below (except as
            marked to the contrary below).       [_]      [_]

            Thomas D. Berry
            David P. Lambert
            Linford R. Pitts


            INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, INSERT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

            ---------------------------------------------------

            UNLESS CONTRARY DIRECTION IS GIVEN, THE RIGHT IS RESERVED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS TO DISTRIBUTE VOTES AMONG SOME OR ALL OF THE ABOVE NOMINEES IN A MANNER OTHER THAN EQUALLY SO AS TO ELECT AS DIRECTORS THE MAXIMUM POSSIBLE NUMBER OF SUCH NOMINEES.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES.


--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


  Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

  The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, the Company's Proxy Statement for the Annual Meeting and the 1997 Annual Report to Stockholders.

Dated:                         , 1998
       ------------------------

-----------------------------------     ----------------------------------------
PRINT NAME OF STOCKHOLDER               PRINT NAME OF STOCKHOLDER


-----------------------------------     ----------------------------------------
SIGNATURE OF STOCKHOLDER               SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

 [ ] Please check here if you plan
  -  to attend the Annual Meeting.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------

                          KENNEDY, BARIS & LUNDY, L.L.P.
                                 ATTORNEYS AT LAW
                                    SUITE 300
                                4719 HAMPDEN LANE
     TEXAS OFFICE:             BETHESDA, MD  20814        WASHINGTON, DC OFFICE:
       SUITE 1775                         (301) 654-6040      SEVENTH FLOOR
 112 EAST PECAN STREET         FAX:  (301) 654-1733       1225 - 19TH STREET, NW
 SAN ANTONIO, TX  78205                                   WASHINGTON, DC  20036
    (210) 228-9500                                            (202) 835-0313
  FAX: (210) 228-0781                                      FAX:  (202) 835-0319

                              JAMES I. LUNDY, III
                                    PARTNER*
                              *ADMITTED IN DC ONLY

                                March 16, 1998

                                   VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Re:  Southwest Bancorp, Inc.
     Stillwater, Oklahoma
     Commission File No.               0-23064
     -----------------------------------------

Gentlemen:

     On behalf of Southwest Bancorp, Inc., Stillwater, Oklahoma, enclosed for filing is a Definitive Proxy Statement in connection with its annual meeting of shareholders.


                                        Very truly yours


                                        /s/ James I. Lundy, III
                                        James I. Lundy, III